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                                                                      EXHIBIT 17

      EVERY SHAREHOLDER'S VOTE IS IMPORTANT! PLEASE VOTE YOUR PROXY TODAY!



     VOTING BY TELEPHONE                             VOTING BY INTERNET                               VOTING BY MAIL
                                               Follow these six easy steps:                  Follow these three easy steps:
Follow these four easy steps:                  1.  Read the accompanying Proxy               1.  Read the accompanying Proxy
1.  Read the accompanying Proxy                    Statement and Proxy Card.                     Statement and Proxy Card.
    Statement and Proxy Card.                  2.  Go to the Web site                        2.  Please mark, sign and date
2.  Call the toll-free number                      www.aiminvestments.com.                       your Proxy Card.
    1-888-221-0697.                            3.  Click on the My Account tab.              3.  Return the Proxy Card in the
3.  Enter your Control Number listed           4.  Click on the 2003 Proxy Information           postage-paid envelope provided or
    on the Proxy Card.                             link.                                         return it to Proxy Tabulator, P.O.
4.  Follow the recorded instructions.          5.  Follow the instructions provided.             Box 9123, Hingham, MA 02043-9723.
                                               6.  Enter your Control Number listed on
                                                   the Proxy Card.


    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

           -----------------------------------------------------------
                CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING.
                   EACH PROXY CARD HAS ITS OWN CONTROL NUMBER.

                   ****CONTROL NUMBER: 999 999 999 999 99****
           -----------------------------------------------------------

        -- Please fold and detach card at perforation before mailing. --

PROXY CARD                                                            PROXY CARD
             PROXY SOLICITED BY THE BOARD OF DIRECTORS (THE "BOARD")

                                       OF

                      INVESCO REAL ESTATE OPPORTUNITY FUND

                   (A PORTFOLIO OF INVESCO SECTOR FUNDS, INC.)

      PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 21, 2003

The undersigned hereby appoints Bob R. Baker, Glen A. Payne and Mark H. Williamson, and each of them separately, proxies with the power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Shareholders on October 21, 2003, at 3:00 p.m., Central Time, and at any adjournment thereof, all of the shares of the fund which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF EACH OTHER PROPOSAL AND "FOR" EACH NOMINEE.

                                       -- PROXY MUST BE SIGNED AND DATED BELOW.

                                       Dated                      2003
                                             --------------------





                                       -----------------------------------------
                                            Signature(s) (if held jointly)


                                       NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                                       APPEARS ON THIS PROXY CARD. All joint
                                       owners should sign.  When signing as
                                       executor, administrator, attorney,
                                       trustee or guardian or as custodian for
                                       a minor, please give full title as such.
                                       If a corporation, please sign in full
                                       corporate name and indicate the signer's office. If a partner, please sign in the partnership name.

         o Please fold and detach card at perforation before mailing. o

  -- PLEASE FILL IN BOX AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. --
     PLEASE DO NOT USE FINE POINT PENS.

                                                                 PLEASE MARK
                                                             [X] VOTE AS IN
                                                                 THIS EXAMPLE.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD. THE BOARD RECOMMENDS VOTING "FOR" THE APPROVAL OF THE PROPOSAL.

1.  To approve an Agreement and Plan of Reorganization under which all of the         FOR         AGAINST        ABSTAIN
    assets of INVESCO Real Estate Opportunity Fund, an investment portfolio of        [ ]           [ ]            [ ]
    INVESCO Sector Funds, Inc. ("Company"), will be transferred to AIM Real
    Estate Fund ("Buying Fund"), an investment portfolio of AIM Advisor Funds
    ("Buyer"), Buying Fund will assume the liabilities of INVESCO Real Estate
    Opportunity Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of INVESCO Real Estate
    Opportunity Fund.
                                                                                                 WITHHOLD
2. To elect sixteen individuals to the Board of Company, each of whom will serve      FOR        AUTHORITY        FOR ALL
   until his or her successor is elected and qualified:                               ALL     FOR ALL NOMINEES    EXCEPT
                                                                                      [ ]           [ ]            [ ]

01  Bob R. Baker        05  Albert R. Dowden      09  Robert H. Graham     13  Ruth H. Quigley
02  Frank S. Bayley     06  Edward K. Dunn, Jr.   10  Gerald J. Lewis      14  Louis S. Sklar
03  James T. Bunch      07  Jack M. Fields        11  Prema Mathai-Davis   15  Larry Soll, Ph.D.
04  Bruce L. Crockett   08  Carl Frischling       12  Lewis F. Pennock     16  Mark H. Williamson


TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR ALL EXCEPT" BOX
AND WRITE THE NOMINEE'S NUMBER(S) ON THE LINE PROVIDED.

--------------------------------------------------------

                                                                                      FOR         AGAINST       ABSTAIN
3.   To approve a new Investment Advisory Agreement with A I M Advisors, Inc.         [ ]           [ ]           [ ]

4.   To approve a new Sub-Advisory Agreement between A I M Advisors, Inc. and
     INVESCO Institutional (N.A.), Inc.                                               [ ]           [ ]           [ ]

5.   To approve an Agreement and Plan of Reorganization which provides for the redomestication of Company as a Delaware statutory trust and, in connection therewith, the sale of all of Company's assets and the dissolution of
     Company as a Maryland corporation.                                               [ ]           [ ]           [ ]

    IN THE DISCRETION OF SUCH PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.